Exhibit 99.1

Intelligent Bio Solutions Commences Multi-Site Method Comparison Study for FDA 510(k) Submission

Study designed to validate accuracy and real-world workplace performance of the Intelligent Fingerprinting Drug Screening System

Company expects to complete enrollment and data collection by the end of July, 2026

NEW YORK, June 02, 2026 – Intelligent Bio Solutions Inc. (Nasdaq: INBS) (“INBS” or the “Company”), a medical technology company delivering intelligent, rapid, non-invasive testing solutions, today announced the initiation of a multi-site Method Comparison Study to support its FDA 510(k) submission for U.S. market clearance of its Intelligent Fingerprinting Drug Screening System for the opiate codeine.

The Company has partnered with nationwide clinical research site network, CenExel Clinical Research, Inc., to perform the study, which will evaluate the accuracy of the Intelligent Fingerprinting Drug Screening System when operated by intended end-users across multiple clinical sites. A total of 135 donor participants will be enrolled and randomized into dosing groups, with demographics designed to reflect the diversity of the U.S. population. Fingerprint sweat specimens will be collected and analyzed by nine operator participants representing typical workplace drug screening personnel. The study is designed to demonstrate the system’s real-world performance when used by personnel who may not have specialized laboratory training.

User performance evaluation is a key part of the Company’s FDA 510(k) submission. It is designed to show that typical users in occupational health, HR, and workplace safety can operate the Intelligent Fingerprinting Drug Screening System accurately and effectively in real pre-employment and workplace screening environments.

The study will assess key performance metrics, including the system’s sensitivity, specificity, and overall accuracy. Results will be independently confirmed via liquid chromatography-tandem mass spectrometry (“LC-MS/MS”) analysis, the gold standard method for drug detection confirmation.

“Demonstrating that typical workplace personnel can operate our system accurately without specialized training will validate a core competitive advantage - ease of use. This will strengthen our position in the workplace drug screening segment, where simplicity and reliability are key selection criteria,” said Harry Simeonidis, President and CEO at Intelligent Bio Solutions. “While our technology is already sold and used in markets outside of the United States, part of our FDA submission involves conducting a formal study to generate the clinical evidence required to demonstrate its effectiveness within the U.S. regulatory framework.”

The study will be conducted across multiple sites in accordance with ICH GCP (International Council for Harmonisation Good Clinical Practice) Guidelines and national regulatory requirements, enhancing data robustness across diverse operating environments and user populations.

The Company expects to complete enrollment and data collection by the end of July 2026. Results will be included in its FDA 510(k) submission package. These results will appear alongside data from the previously announced clinical cut-off study which began in January 2026.

About Intelligent Bio Solutions Inc.

Intelligent Bio Solutions Inc. (NASDAQ: INBS) is a medical technology company delivering intelligent, rapid, non-invasive testing solutions. The Company believes that its Intelligent Fingerprinting Drug Screening System will revolutionize portable testing through fingerprint sweat analysis, which has the potential for broader applications in additional fields. Designed as a hygienic and cost-effective system, the test screens for the recent use of drugs commonly found in the workplace, including opiates, cocaine, methamphetamine, and cannabis. With sample collection in seconds and results in under ten minutes, this technology would be a valuable tool for employers in safety-critical industries. The Company’s current customer segments outside the U.S. include construction, manufacturing and engineering, transport and logistics firms, mining, drug treatment organizations, and coroners.

For more information, visit: https://ibs.inc/

Forward-Looking Statements

Some of the statements in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995, and involve risks and uncertainties. Forward-looking statements in this press release include, without limitation, statements regarding Intelligent Bio Solutions Inc.’s ability to successfully develop and commercialize its drug and diagnostic tests, realize commercial benefits from its partnerships and collaborations, secure regulatory clearance or approvals, and timelines to enter the U.S. market, among others. Although Intelligent Bio Solutions Inc. believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, actual results may differ materially from those expressed or implied by such statements. Intelligent Bio Solutions Inc. has attempted to identify forward-looking statements by terminology, including “believes,” “estimates,” “anticipates,” “expects,” “plans,” “projects,” “intends,” “potential,” “may,” “could,” “might,” “will,” “should,” and “approximately,” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors, including those described in Intelligent Bio Solutions’ public filings with the U.S. Securities and Exchange Commission. Any forward-looking statements contained in this release speak only as of the date of this release. Intelligent Bio Solutions undertakes no obligation to update any forward-looking statements contained in this release to reflect events or circumstances occurring after its date or to reflect the occurrence of unanticipated events.

Company Contact

Intelligent Bio Solutions Inc.

info@ibs.inc

Investor & Media Contact

Valter Pinto, Managing Director

KCSA Strategic Communications

PH: (212) 896-1254

INBS@kcsa.com